UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006 (February 21, 2006)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On February 21, 2006, the Compensation Committee of the Nationwide Financial Services, Inc. (NFS or the Company) Board of Directors took the following actions with respect to the executive officers named in the Company’s Proxy Statement dated March 28, 2005 and those expected to be named as executive officers in the Company’s Proxy Statement for 2006:

W.G. Jurgensen, Chief Executive Officer

•

Base salary for 2006: $235,500 (Represents a change in the portion of Mr. Jurgensen’s salary allocated to the Company under the Amended and Restated Cost Sharing Agreement. The total amount of Mr. Jurgensen’s salary with respect to the Nationwide Group of companies was not changed at the February meeting of the Compensation Committee.)

•	Senior Executive Incentive Plan (SEIP) bonus paid for 2005: $521,598

•	Bonus opportunity for 2006: Remains at 150% target of base salary, subject to possible adjustment by the Compensation Committee, as described below

Mark R. Thresher, President and Chief Operating Officer

•	Base salary for 2006: $580,000

•	SEIP bonus paid for 2005: $678,915

•	Bonus opportunity for 2006: 105% target of base salary

Gail Snyder, Senior Vice President – Chief Investment Officer

•	Base salary for 2006: $229,841

•	Bonus paid for 2005: $557,450 (includes a one-time sign–on bonus of $191,510 paid in 2005 and an Office of Investments Incentive Plan (OIP) bonus of $365,940)

•	Bonus opportunity for 2006: 150% target of base salary

Robert A. Rosholt, Executive Vice President – Finance, Investments and Strategy

•	Base salary for 2006: $182,513

•	SEIP bonus paid for 2005: $498,878

•	Bonus opportunity for 2006: 125% target of base salary

Richard A. Karas, Senior Vice President, Non-Affiliated Sales (retired as of January 6, 2006)

•	SEIP bonus paid for 2005: $274,126

Mark D. Phelan, Senior Vice President – Individual Investments Business Head

•	Base Salary for 2006: $341,700

•	SEIP bonus paid for 2005: $215,511

•	Bonus opportunity for 2006: 65% target of salary range midpoint

Bonus Paid for 2005:

In 2005, the Company used two incentive plans to promote its pay-for-performance philosophy with certain executives, including those named above. These plans provide participants direct financial rewards in the form of annual incentives.

•

The SEIP may include as participants the Chief Executive Officer, President, any Executive Vice President, or any Senior Vice President of the Company. Upon re-approval of the material terms of the performance goals the SEIP will continue to meet the qualifications regarding deductibility of performance–based compensation as defined by IRC Section 162(m).

•

The OIP is a business unit incentive plan that rewards associates of the Office of Investments based primarily on the performance of that office. The OIP is not intended to meet the qualifications regarding deductibility of performance-based compensation as defined by IRC Section 162(m).

Each year, the Compensation Committee sets specific Company performance measures, goals for threshold, target and outstanding results and weightings for each measurement area under each plan. The Compensation Committee approves a target incentive award opportunity as a percentage of base salary or base salary midpoint for each participant. Award opportunities are based on the executive’s responsibilities, value to the Company, and the target incentive opportunities earned by executives in similar positions at companies in the market comparison group. For 2005, individual targets for the executive officers named above (other than the Chief Executive Officer) under the SEIP and OIP, as applicable, ranged from 65% to 125% of base salary or base salary midpoint. Actual awards can vary based on the Company’s achieving, exceeding or failing to meet the pre-established performance goals. Actual payouts under the SEIP may range from zero to 2.5 times the individual’s target incentive award opportunity. There is no maximum percentage limitation under the OIP and the minimum percentage is zero.

The 2005 objectives under the SEIP for Messrs. Thresher, Rosholt, Karas and Phelan focused on three measures: net operating earnings per diluted share (weighted 40%), operating revenue growth (weighted 40%) and net operating return on equity (weighted 20%). The results of these objectives resulted in a performance-based award of 215% of target for each of Messrs. Thresher, Rosholt Karas and Phelan. The Compensation Committee then assessed each executive’s overall performance, Company financial performance and other measures including individual objectives, OIP results and financial measures for Nationwide Mutual, as appropriate, for each executive. For Mr. Rosholt, the Compensation Committee also reviewed the requirements of the Amended and Restated Cost Sharing Agreement. The Compensation Committee used its discretion (as permitted under the SEIP) to adjust the awards determined under the SEIP and, for Mr. Rosholt, to adjust the portion of the award determined under the SEIP that was allocated to and paid for by the Company. These adjustments resulted in cash payouts by the Company of 141% of target for Mr. Thresher, 210% of target for Mr. Rosholt, 105% of target for Mr. Karas and 112% of target for Mr. Phelan.

Ms. Snyder’s annual incentive was granted under the OIP as she was primarily serving the Office of Investments in 2005. The annual incentive award under the OIP for Ms. Snyder was based on the performance results of the Nationwide Office of Investments (weighted 70%) and financial-based objectives of Nationwide and other subsidiaries of Nationwide Mutual, including the Company, weighted 30%. The performance results of the Nationwide Office of Investments is primarily determined by total value added (defined as the total risk adjusted spread on a net present value basis for all investments) adjusted for expenses and credit experience in each performance period. The reported value added is a blend of the current year and the preceding 3 and 5 years. The resulting cash payout was 186% of target for Ms. Snyder.

The portion of Mr. Jurgensen’s annual incentive compensation allocated to the Company and paid as cash for 2005 under the SEIP was $521,598. In determining the annual incentive compensation award for Mr. Jurgensen for 2005, the Compensation Committee and the Board of Directors considered the following financial-based objectives under the SEIP: net operating earnings per diluted share (weighted 40%), operating revenue growth (weighted 40%) and net operating return on equity (weighted 20%). The results of these financial objectives resulted in a performance-based award of 215% of target for Mr. Jurgensen under the SEIP. The Compensation Committee then assessed Mr. Jurgensen’s performance in light of the financial results of Nationwide Mutual and other subsidiaries of Nationwide Mutual as well as certain non-financial objectives, including talent management and cultural stewardship, relative performance compared to peers, building effective relationships, and strategic planning and implementation. In determining Mr. Jurgensen’s award for 2005, the Compensation Committee also considered the provisions of the cost sharing agreement and used its discretion (as permitted under the SEIP) to adjust the portion of the award determined under the SEIP that was allocated to and paid for by the Company to provide an award to Mr. Jurgensen that resulted in a cash payout by the Company of 134% of target.

Bonus Opportunity for 2006:

The bonus opportunities for 2006 under the SEIP will be dependent on net operating earnings per diluted share (weighted 40%), operating revenue growth (weighted 40%), and net operating return on equity (weighted 20%). The same discretionary factors as described above for 2005 may be considered by the Compensation Committee when determining the amounts to be paid for 2006.

The amounts reported above as base salary for 2006, bonus paid for 2005 and the bonus opportunity for 2006 for Messrs. Jurgensen and Rosholt and Ms. Snyder represent compensation received by Messrs. Jurgensen and Rosholt and Ms. Snyder for services rendered to Nationwide Financial Services, Inc. and its subsidiaries as allocated pursuant to the Amended and Restated Cost Sharing Agreement.

The Compensation Committee did not make a final determination regarding Mr. Jurgensen’s 2006 bonus opportunity at its meeting on February 21st. Instead, the Committee left Mr. Jurgensens’s bonus opportunity at the 2005 lever (150% of base), with the understanding that such 2006 bonus opportunity remains subject to adjustment at the Committee’s next meeting.

Board of Directors Compensation

The Compensation Committee also approved a change to the compensation arrangements for NFS’ non-employee directors, which had been previously revised on November 2, 2005, to clarify that the grant of $90,000 in value of deferred stock units to each director was to have replaced both the equity portion of the retainer fee, the annual stock option grant, and the $5,000 in options granted to directors choosing to receive such options in lieu of certain welfare benefits. Under the new compensation program, the option to choose additional stock options or welfare benefits will no longer be offered. On February 22, 2006, each non-employee director was granted $90,000 in value of deferred stock units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC. (Registrant)

Date: February 27, 2006	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer